Exhibit 99.1

BankAtlantic Bancorp Comments on the Recent Delaware Court Ruling

Enjoining the Sale of BankAtlantic to BB&T

FORT LAUDERDALE, FL — February 27, 2012 — BankAtlantic Bancorp’s (NYSE: BBX) Chairman and CEO, Alan B. Levan, today commented on the recent court ruling in Delaware prohibiting BankAtlantic Bancorp from selling its banking subsidiary, BankAtlantic, to BB&T.

Mr. Levan stated, “The Delaware Court of Chancery has concluded that, were we to complete the sale of BankAtlantic to BB&T Corporation, we would be selling all or substantially all of Bancorp’s assets. Thus, the Court held, we were obligated to structure a transaction in which the buyer would assume all of our obligations to the holders of Bancorp trust preferred securities. While we respectfully disagree with much of the Court’s reasoning and its order, we do agree with the Court’s conclusion that BankAtlantic has effectively worked through the worst economic conditions since the Great Depression and that market conditions in Florida appear to be improving. We are obviously disappointed as this ruling prevents the transaction from going forward as currently structured. However, BankAtlantic will continue to operate in its normal course while we consider our options.

“In the meantime, BankAtlantic will continue to serve the community and its customers and, it appears, will continue to operate as it has in the past under the control of Bancorp. While its financial results are still preliminary, BankAtlantic currently anticipates its December 31, 2011 regulatory capital ratios will continue to exceed all regulatory capital requirements applicable to it. The fact that BankAtlantic’s capital ratios never fell below its regulatory requirements throughout the last several difficult years for the U.S. and Florida economy appeared to be a critical factor in the Court’s conclusion. We do agree with the Court’s conclusion that BankAtlantic is the best independent banking franchise in Florida.

“This order is an obvious setback to a transaction we believed and continue to believe to be in everyone’s best interests. In the days ahead we will be considering all of the options available to us.” Levan concluded.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.

For further information, please visit our website:

www.BankAtlanticBancorp.com

BankAtlantic Bancorp, Inc. Contact Info:

Leo Hinkley, Investor and Corporate Communications Officer: 954- 940-5300

InvestorRelations@BankAtlanticBancorp.com

Sharon Lyn, V.P., Investor and Corporate Communications: 954-940-6383

CorpComm@BankAtlanticBancorp.com

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This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and include words or phrases such as “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results could differ materially as a result of a variety of risks and uncertainties, many of which are outside of the control of management. These risks and uncertainties include, but are not limited to the impact of economic, competitive and other factors affecting BankAtlantic Bancorp (the “Company”) and BankAtlantic and their operations, markets, products and services. In addition, this press release contains forward looking statements relating to alternatives that the Company may pursue in response to the Delaware court’s ruling, which are subject to risks and uncertainties including, but not limited to the risk that an appeal of the Delaware ruling if pursued may not be successful; that the transaction with BB&T will not be consummated on the terms of the current Agreement between the parties, or at all; and that any alternative transaction may not be realized or may not be as advantageous to BankAtlantic Bancorp as the enjoined transaction. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. The Company cautions that the foregoing factors are not exclusive.